UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 7, 2011
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Please see the disclosures under Item 5.02 below regarding new employment agreements entered into with John B. McLaren and Karen J. Dearing and the related restricted stock award agreements awarding each of them restricted shares of common stock pursuant to the terms and conditions disclosed therein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On March 7, 2011, Sun Communities, Inc. (the “Company,” “we” or “us”) and Sun Communities Operating Limited Partnership (the “Partnership”) entered into an employment agreement with each of John B. McLaren, our Executive Vice President and Chief Operating Officer, and Karen J. Dearing, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Mr. McLaren’s and Ms. Dearing’s previous employment agreements expired on December 31, 2010. The effective date of each new employment agreement is January 1, 2011. The following brief description of the employment agreements is qualified in its entirety by reference to the full text of the agreements, copies of which are attached to the Report as Exhibit 10.1 and Exhibit 10.2.

John B. McLaren

Mr. McLaren’s employment agreement is for an initial term commencing on January 1, 2011 and ending on December 31, 2015. The employment agreement is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. We paid Mr. McLaren a signing bonus of $150,000 upon execution of the employment agreement, but Mr. McLaren is obligated to pay the signing bonus back to us if prior to January 1, 21012 he voluntarily resigns or we terminate his employment agreement for cause. Under the employment agreement, Mr. McLaren will be paid an annual base salary of $345,000 for calendar year 2011, $375,000 for calendar year 2012, $400,000 for calendar year 2013 and $425,000 for each calendar year thereafter, which will be increased by an annual cost of living adjustment beginning with calendar year 2015. In addition to his base salary and in accordance with the terms of his employment agreement, Mr. McLaren is eligible for annual incentive compensation of up to 50% of his base salary if certain annual individual and/or Company performance criteria, as established by the Compensation Committee in its sole discretion, are met and up to an additional 50% of his base salary at the sole discretion of the Compensation Committee based on any other criteria. Annual bonuses and any other incentive compensation paid or payable to Mr. McLaren under the agreement shall not be deemed to be earned or vested and must be repaid to the extent such incentive compensation becomes subject to clawback pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”), any rules promulgated thereunder or the rules and regulations of the New York Stock Exchange.

If Mr. McLaren is terminated without “cause,” he is entitled to be paid any accrued but unpaid salary, incentive compensation and benefits through the date of termination and a continuation of salary for up to twelve months, subject to the execution of a general release and continued compliance with his non-competition and confidentiality clause. If Mr. McLaren’s employment is terminated due to death or disability, he or his heirs, is entitled to any accrued but unpaid salary, incentive compensation and benefits through the date of termination or death and a continuation of salary for up to eighteen months, if his death or disability occurs before January 1, 2014, or up to twenty four months, if his death or disability occurs after January 1, 2014. Upon a change of control of the Company, if Mr. McLaren is terminated without cause within two years of the date of such change of control, if the Company or its successor does not expressly assume the terms of the employment agreement upon the change of control, or if less than eighteen months remain in the initial term of his employment agreement, then he will be paid 2.99 times his annual salary and will receive a continuation of health and insurance benefits for up to one year. Under any of the foregoing events of termination or change of control, all stock options and other stock based compensation awarded to Mr. McLaren shall become fully vested and immediately exercisable.

The non-competition clauses of Mr. McLaren’s employment agreement preclude him from engaging, directly or indirectly, in the development, ownership, leasing, management, financing or sales of manufactured housing communities and/or manufactured homes, anywhere within the continental United States or Canada during the period he is employed by us and for a period of up to 24 months following the period he is employed by us; provided, however, that if Mr. McLaren is terminated without “cause” the period of non-competition shall be reduced to twelve months following the period he is employed by us.  Notwithstanding, Mr. McLaren’s employment agreement does allow him to make passive investments in publicly-traded entities engaged in our business.

In connection with the execution of the employment agreement, and pursuant to a restricted stock award agreement, the Company issued Mr. McLaren 12,500 restricted shares of the Company’s common stock. 4,166 of the shares will vest on each of January 1, 2015 and January 1, 2016. The remaining 4,168 shares will vest on January 1, 2017.

Karen J. Dearing

Ms. Dearing’s employment agreement is for an initial term commencing on January 1, 2011 and ending on December 31, 2015. The employment agreement is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. We paid Ms. Dearing a signing bonus of $150,000 upon execution of the employment agreement, but Ms. Dearing is obligated to pay the signing bonus back to us if prior to January 1, 21012 she voluntarily resigns or we terminate her employment agreement for cause. Under the employment agreement, Ms. Dearing will be paid an annual base salary of $335,000, which will be increased by an annual cost of living adjustment beginning with calendar year 2012, provided, that if the base salary for calendar year 2014 is less than 115% of the base salary for calendar year 2011, for 2014 and 2015 only, the annual increase in base salary will be the greater of 5% or the otherwise applicable cost of living adjustment. In addition to her base salary and in accordance with the terms of her employment agreement, Ms. Dearing is eligible for annual incentive compensation of up to 50% of her base salary if certain annual individual and Company performance criteria, as established by the Compensation Committee in its sole discretion, are met and up to an additional 50% of her base salary at the sole discretion of the Compensation Committee based on any number of individual, company and/or industry factors. Annual bonuses and any other incentive compensation paid or payable to Ms. Dearing under the agreement shall not be deemed to be earned or vested and must be repaid to the extent such incentive compensation becomes subject to clawback pursuant to the provisions of the Dodd Frank Act, any rules promulgated thereunder or the rules and regulations of the New York Stock Exchange.

If Ms. Dearing is terminated without “cause,” she is entitled to be paid any accrued but unpaid salary, incentive compensation and benefits through the date of termination and a continuation of salary for up to twelve months, subject to the execution of a general release and continued compliance with her non-competition and confidentiality clause. If Ms. Dearing’s employment is terminated due to death or disability, she or her heirs, is entitled to any accrued but unpaid salary, incentive compensation and benefits through the date of termination or death and a continuation of salary for up to twenty four months. Upon a change of control of the Company, if Ms. Dearing is terminated without cause within two years of the date of such change of control, if the Company or its successor does not expressly assume the terms of the employment agreement upon the change of control, or if less than eighteen months remain in the initial term of her employment agreement, then she will be paid 2.99 times her annual salary and will receive a continuation of health and insurance benefits for up to one year. Under any of the foregoing events of termination or change of control, all stock options and other stock based compensation awarded to Ms. Dearing shall become fully vested and immediately exercisable.

The non-competition clauses of Ms. Dearing’s employment agreement preclude her from engaging, directly or indirectly, in the development, ownership, leasing, management, financing or sales of manufactured housing communities and/or manufactured homes, anywhere within the continental United States or Canada during the period she is employed by us and for a period of up to 24 months following the period she is employed by us; provided, however, that if Ms. Dearing is terminated without “cause” the period of non-competition shall be reduced to twelve months following the period she is employed by us.  Notwithstanding, Ms. Dearing’s employment agreement does allow her to make passive investments in publicly-traded entities engaged in our business.

In connection with the execution of the employment agreement, and pursuant to a restricted stock award agreement, the Company issued Ms. Dearing 7,500 restricted shares of the Company’s common stock. On each of January 1, 2015, January 1, 2016 and January 1, 2017, 2,500 of such restricted shares will vest.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:
Exhibit No.	Description
10.1	Employment Agreement dated March 7, 2011 among Sun Communities, Inc., Sun Communities Operating Limited Partnership and John B. McLaren#
10.2	Employment Agreement dated March 7, 2011 among Sun Communities, Inc., Sun Communities Operating Limited Partnership and Karen J. Dearing#

#	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: March 8, 2011	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated March 7, 2011 among Sun Communities, Inc., Sun Communities Operating Limited Partnership and John B. McLaren#
10.2	Employment Agreement dated March 7, 2011 among Sun Communities, Inc., Sun Communities Operating Limited Partnership and Karen J. Dearing#